PRIVATE PLACEMENT PRE INCORPORATION

SUBSCRIPTION AGREEMENT

Business Security Consultants, Inc.

I understand that Business Security Consultants, Inc., is to be a Nevada corporation but has not yet been formed.    This Subscription Agreement states that Equity Consultants will form a Nevada corporation titled Business Security Consultants, Inc., and to issue stock pursuant to this agreement upon its formation.  All representations herein made by the “Company” are representations of Equity Consultants, Inc., up to the time of the formation of the Nevada Corporation at which time they are fully adopted by Business Security Consultants, Inc..

I acknowledge that the Company does not make any representation or warranty concerning the completeness of any information provided.  I also acknowledge and agree that I have been advised to conduct my own review of the business and affairs of the Company before subscribing.

1.  INVESTMENT:

(a)

The undersigned subscribes for  2,500,000 shares of restricted common stock at $ .01  per share, in Business Security Consultants, Inc. Total subscription price $ 25,000.00

(b)

Signatures:  Executed this _____ day of______, 2012.

X__________________________________________

Signature (Entity or authorized signature)

2.  INVESTOR INFORMATION:

_______________________________

___________________________

Name (type or print)

Social Sec. No.

_______________________________

____________________________

Entity Name (type or print)

EIN. No.

Address______________________________________________________________

Mailing Address (if different from above):

___________________________________________________________________

Street

City

State

Zip

Business Phone:  (  ) _________________

Home Phone:  (      ) __________________

3.  TYPE OF OWNERSHIP:    (You must check one box)

1. [  ]  Individual

6. [  ]  Joint Tenants with rights of Survivorship

2. [  ]  Tenants in Common

7. [  ]  Custodian for _____________________

3. [  ]  Community Property

8. [  ]  Uniform Gifts to Minors Act of the State of ________________

4. [  ]  Partnership

9. [  ]  Corporation

5. [  ]  Trust

10. [  ]  Other (explain)_____________________________________

4.  TERMINATION OF THE OFFERING:

The undersigned understands that the Company may terminate this private placement at any time and for any reason.  If the private placement is so terminated, and the Company is holding subscriptions that have not been accepted by an authorized representative of the Company, together with the un-accepted subscription agreements, then in that event the subscriptions so held shall be returned.

5.  REPRESENTATION AND WARRANTS:

By executing this subscription agreement, the undersigned represents and warrants to the Company that:

a.   I have adequate means for current and long-term personal needs and contingencies.  I do not need liquidity with respect to my investment in the Shares.  I am in a financial position to hold the Shares for an indefinite period of time.  I am able to bear the economic risk of, and can withstand, a complete loss of my investment in the Company.

b.   I have knowledge and experience in financial and business matters and I am capable of (a) requesting, reviewing and understanding the information I have acquired regarding the Company and its operations, management and control, and (b) evaluating the merits and risks of an investment in the Company and the Shares, including the risk of losing my entire investment.

c.  I am (a) of legal age in accordance with the laws of my state of residency, (b) acquiring the Shares solely for my own account or as fiduciary for the benefit of another, and (c) not acquiring the Shares as a nominee or agent for the benefit of any other person.  To the extent I am acting as a fiduciary in acquiring the Shares, all warranties, representations and covenants herein shall be deemed to have been made on behalf of the person or persons for whom I am acting, except that such person(s) need not be of legal age.

d.   I am acquiring the Shares for investment and not with a view to any offering, sale or distribution of all or any part of the Shares.

e.   I am an "Accredited Investor" as that term is defined in Section 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act").  Specifically, I am: (CHECK ALL APPROPRIATE ITEMS)

________ (i)   A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

________ (ii)  An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the shares offered, with total assets in excess of $5,000,000.

________ (iii)  A director or executive officer of the Company.

________ (iv) A natural person whose individual net worth, or joint net worth with my spouse, at the time of purchase exceeds $1,000,000.

________ (v)  A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with my spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.  If I am a California resident, my investment in the Company will not exceed 10% of my net worth (or joint net worth with spouse).  If I am a Massachusetts resident, my investment in the Company will not exceed 25% of my joint net worth with my spouse (exclusive of principal residence and its furnishings).

________ (vi)  A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the shares offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) (i.e., a purchaser not an Accredited Investor who either alone or with his purchaser representative(s) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment).

________ (vii)  An entity in which all of the equity owners are accredited investors.  (If this alternative is checked, I must identify each equity owner and provide statements signed by each demonstrating how each qualifies as an accredited investor.)

f.   If I am a natural person, I am:  a bona fide resident of the State contained in the address set forth following my signature on this Subscription Agreement as my home address; at least 21 years of age; and legally competent to execute this Subscription Agreement.  If an entity, the person signing this Subscription Agreement is duly authorized to execute this Subscription Agreement and this Subscription Agreement, when executed and delivered by Subscriber, will constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms; and the execution, delivery and performance of this Subscription Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate or other necessary action on the part of the undersigned.  (If not applicable, see paragraphs (j), (k), (l) and (m) below.)

g.   Without limiting any of my other representations and warranties hereunder, I acknowledge that I have reviewed and am aware of the risk factors of investing in the Company.

h.   I have received, read, and understand this Private Placement Memorandum

i.  I acknowledge that the representations, warranties and agreements made by me herein shall survive the execution and delivery of this Subscription Agreement and the purchase of the Shares.

6. INDEMNIFICATION:

I acknowledge that I understand the meaning and legal consequences of the representations and warranties contained herein, and I hereby agree to protect, defend, indemnify and hold harmless the Company and each incorporator, officer, director, employee, agent and controlling person thereof, past, present or future, from and against any and all loss, damage or liability due to or arising out of a breach of any such representation or warranty.

7.  ACCEPTANCE OF SUBSCRIPTION:

The undersigned hereby confirms Subscriber’s understanding that the Company has the full right to accept or reject this subscription, providing that the Company must accept or reject the subscription within thirty (30) days after the Company receives it.  In case of rejection of a subscription, contributions of such persons will promptly be returned to such persons without interest thereon.

Please make a copy of your completed Subscription Agreement for yourself after signing.

X______________________________________________

(Subscriber’s Signature)

 Dated this ______ day of  _________, 2012.

Accepted  this _________ day of _______________., 2012.

By: _________________________________

Title _President_______

Netta Girard

Equity Consultants, Inc.

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